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                                                                   EXHIBIT 99.4

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                         Motor Cargo Industries, Inc.

                                      to

                           Union Pacific Corporation
                   (Not to be used for signature guarantees)

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
        CITY TIME, ON NOVEMBER 29, 2001, UNLESS THE OFFER IS EXTENDED.
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   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Wells Fargo Bank Minnesota, N.A. (the "Exchange Agent") on or prior to the Expiration Date, which is 12:00 midnight, New York City time, on November 29, 2001, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Offer--Procedure for Tendering and Electing--Guaranteed Delivery" in the Preliminary Prospectus.

                     The Exchange Agent for the Offer is:

                       WELLS FARGO BANK MINNESOTA, N.A.

                                                                        By Overnight, Hand or
            By Mail:                By Facsimile Transmission:          Express Mail Delivery:
Wells Fargo Bank Minnesota, N.A. Wells Fargo Bank Minnesota, N.A.  Wells Fargo Bank Minnesota, N.A.
      Shareowner Services               Shareowner Services              Shareowner Services
  Corporate Action Department       Corporate Action Department      Corporate Action Department
         P.O. Box 64858                (651) 450-4163 (fax)           161 North Concord Exchange
 St. Paul, Minnesota 55164-0858  (651) 450-4110 (for confirmation) South St. Paul, Minnesota 55075

   Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Exchange Agent.

   This Notice of Guaranteed Delivery to the Exchange Agent is not to be used to guarantee signatures. If a signature on a Letter of Election and Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Preliminary Prospectus) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Election and Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Election and Transmittal or an Agent's Message (as defined in the Preliminary Prospectus) and certificates for Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:
   The undersigned hereby tenders to Union Pacific Corporation, a Utah corporation, upon the terms and subject to the conditions set forth in the Preliminary Prospectus dated October 31, 2001 (the "Preliminary Prospectus") and the related Letter of Election and Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, no par value (the "Shares"), of Motor Cargo Industries, Inc., a Utah corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Preliminary Prospectus. If you fail to properly make an election, you will be deemed to have elected to receive cash and upon completion of the Offer will receive $12.10 for each Share you tender for exchange.



Number of Shares Tendered: ____________________________________________________

[_]Check here if you are electing to receive cash for your Shares.

[_]Check here if you are electing to receive Union Pacific Stock for your Shares.

[_]Check here to exchange _____________________________________________________
   Shares for cash and the remainder for Union Pacific Stock.

Certificate No(s) (if available):

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[_]Check if securities will be tendered by book-entry transfer.

Name of Tendering Institution: ________________________________________________

Account No.:___________________________________________________________________

Dated: __________________________________________________________________, 2001

Name(s) of Record Holder(s)

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           (please print)

Address(es):

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                                (Zip Code)

Area Code and Telephone No(s):

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Signature(s):

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                                   GUARANTEE
                   (Not to be used for signature guarantee)
   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Election and Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Preliminary Prospectus) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:______________________________     ________________________________
                                                      (Authorized Signature)

Address:___________________________________     Title:__________________________

___________________________________________     Name:___________________________
                                  (Zip Code)            (Please Type or Print)

Area Code and Telephone Number:

___________________________________________     Dated:____________________, 2001

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.